UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER BOND FUND

PIONEER HIGH YIELD FUND

PIONEER SERIES TRUST II

PIONEER SERIES TRUST III

PIONEER SERIES TRUST IV

PIONEER SERIES TRUST V

PIONEER SERIES TRUST VI

PIONEER SERIES TRUST VII

PIONEER SERIES TRUST VIII

PIONEER SERIES TRUST X

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

To:

From: votemyproxy@equiniti.com.

Subject: Pioneer Funds – Meeting ! We Need Your Vote!

THE PIONEER FUNDS

60 State Street

Boston MA 02110

Dear (First Name on Registration or if not applicable Shareholder),

As you likely know by now, each Pioneer Fund (each a “Fund” and together, the “Funds”) presented a proposal to shareholders to approve the reorganization of each Fund into a corresponding and newly-created Fund within the Victory Funds at a Special Shareholder Meeting scheduled and held on March 27, 2025. The newly-created Fund was developed for the sole purpose of this reorganization, and each reorganization is part of a larger plan to integrate the advisory businesses of Amundi US and Victory Capital Management Inc.

The Special Shareholder Meeting was scheduled and held and was highly successful, as many of the Funds approved their respective reorganizations, and shareholder voting was highly in favor of each reorganization. There were, however, several Funds that did not reach the required participation rate of 50% of the outstanding shares; therefore, the Special Shareholder Meeting for those Funds was adjourned to April 28, 2025, at 11:00 a.m., to allow those shareholders additional time to participate. Each proxy card enclosed indicates a Fund that has adjourned and is still recording voting instructions for the adjourned Meeting.

OUR RECORDS INDICATE THAT YOU HAVE YET TO VOTE ON THIS IMPORTANT PROPOSAL.

INVESTOR PROFILE:

Investor ID:	Security ID:
Fund Owned:
Shares:
City:	ZIP Code:

TO VOTE: Simply reply to this email with your last name and voting instructions (FOR, AGAINST or ABSTAIN). A proxy representative will confirm receipt and recording of your voting instructions accordingly. Remember, your vote is important enough to the outcome of the Special Meeting for us to be reaching out to you in hopes to receive your vote.

If you have additional questions or would like more information about the Special Meeting or the agenda, please call us at 800-488-8095. Representatives are available between the hours of 8:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday and 11:00 a.m. and 9:00 p.m. Eastern Time, Saturday and Sunday. At the time of the call, please reference the Investor ID listed above. The proxy materials for the Special Meeting are available for your review at: vote.proxyonline.com/pioneer/docs

Thank you for your attention to this matter and your consideration.

Sincerely,

Thomas Dusenberry

President

PIONEER FUNDS SHAREHOLDER SERVICES

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE TO SHAREHOLDERS

“FUND NAME HERE”

Dear Shareholder:

First, we would like to apologize for the multiple attempts to contact you by phone and mail over the last few weeks. The reason for all the attention is regarding a very important transaction pertaining to your investment in the above-referenced Pioneer Fund (the “Fund”). Due to the nature of this transaction, we need to review the details with you, discuss your options and record your response. Your response is important as is the response of all other shareholders in the Fund. There is no confidential information required and the call will only take a few moments of your time.

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

Please contact us toll-free at (800) 431-9633 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 9:00 p.m. Eastern Time on Saturday.

At the time of the call, please reference the Investor ID listed above:

Thank you for your time and consideration.

Sincerely,

Thomas Dusenberry

President